EXHIBIT 10.15

CONSULTing AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into effective as of June 8, 2023 (the “Effective Date”), by and between Entravision Communications Corporation (“Entravision”, or “the Company”) and Patricia Diaz Dennis (“Consultant”). Consultant served as a member of the Company’s Board of Directors prior to the Effective Date and has extensive experience with the Company, the broadcasting and media industry, corporate governance, public policy, and regulatory and governmental affairs. In connection therewith, the Company wishes to enter into this Agreement for Consultant to provide services to the Company as provided herein. In consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration, the Parties agree as follows

1.
Consulting Services. Commencing as of the Effective Date, Consultant will be available to provide consulting services to the Company on an as-needed basis upon reasonable request as designated by the Company’s Chief Executive Officer or General Counsel or their designee (a “Company Executive”) and for such number of hours mutually agreed upon by the parties.
2.
Consulting Fees; Expense Reimbursement. In consideration for performing the Services, Company will pay to Consultant $10,000 per month (the “Consulting Fee”) for each full or partial month of the Term. The Company will reimburse Consultant for expenses Consultant incurs in performing the Services the Company requests in accordance with Company policies; provided, that any expenses (or an estimate thereof) must be approved in advance by a Company Executive.
3.
Term and Termination. This Agreement is effective as of the Effective Date and will continue in effect through December 31, 2024, unless earlier terminated by either party as provided herein (the “Term”). The Company may terminate this Agreement and Consultant’s engagement, by providing written notice to the Consultant 30 days in advance, in the event of: (i) Consultant’s malfeasance or acts of moral turpitude, or (ii) Consultant’s violations of the provisions of this Agreement. In the event of any termination of this Agreement, Consultant will be entitled to receive all Consulting Fees earned prior to the date of such termination. Consultant may terminate this Agreement and Consultant’s engagement with immediate effect, for any reason or for no reason, by providing written notice to the Company.
4.
Performance of Services. Consultant will abide by all applicable federal, state and local laws, and Consultant will not, directly or indirectly: (i) promote, assist or participate in any business that is in competition with the Company, (ii) divert any customers, suppliers, business or orders of any customer of the Company; or (iii) not criticize or otherwise disparage or make any disparaging remarks to the media, the general public or to any other person or entity about the Company or any affiliate, director, officer or employee of the Company. The Company, its current executive officers and its Board of Directors will not criticize or make any disparaging remarks to the media, the general public or to any other person or entity about the Consultant. Notwithstanding the foregoing, nothing in this Agreement prohibits Consultant or the Company from responding accurately and completely in response to an order of a court or other governmental or regulatory authority or otherwise as required by applicable law, rule, deposition, interrogatory, subpoena, civil investigative demand or other legal process; provided, however, that a Party will (to the extent legally permissible) first promptly notify the other Party in writing of such requirement to provide an opportunity for such Party to seek an appropriate protective order or other appropriate remedy. Company agrees to instruct its current executive officers and its current Board of Directors of their obligations pursuant to this Section and this Agreement. The Company’s obligations under this provision apply only to its current executive officers and members of its Board of Directors, and only for so long as such individuals are directors or employees of the Company.
5.
Confidentiality. Consultant acknowledges that in Consultant’s capacity as a member of the Board of Directors and an independent contractor for the Company, Consultant will receive information, whether written or oral, that is confidential to the Company and which information has commercial value in the business of the Company including, without limitation, business models, techniques, designs, processes, inventions, developments, equipment, prototypes, sales and customer information and business and financial information relating to the business, models, products, practices and techniques of the Company (hereinafter referred to as “Confidential Information”). Consultant acknowledges the Company’s ownership of all such information and Consultant agrees to keep all Confidential Information received by Consultant secret and in the strictest confidence, both during and after the Term and in perpetuity, except for such Confidential Information that (i) is a matter of public record, (ii) already known by Consultant, (iii) previously disclosed to Consultant by a third party not subject to any such confidentiality restriction or (iv) if Consultant is required to be disclosed pursuant to applicable laws, rules or regulations or legal disputes, provided that Consultant provides notice to the Company as soon as reasonably practicable for the Company to seek a protective order if so desired.
6.
General Terms.
a.
Independent Contractor. The parties acknowledge that each party is and will act as an independent contractor and not as partner, joint venturer, or agent of the other and will not bind nor attempt to bind the other to any contract without the prior consent of the other. Consultant is solely responsible for all taxes, withholdings, and other statutory or contractual obligations of any sort on payments made to Consultant pursuant to this Agreement.
b.
Law and Venue. This Agreement will be governed by, and construed in accordance with, the laws of the state of Delaware, without regard to the conflict of laws that direct the application of the laws of another jurisdiction. Each party irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the state of Delaware and of the United States of America located in the state of Delaware for any actions, suits or proceedings arising out of or relating to this letter, and waive any objection to the laying of venue in such courts.
c.
Miscellaneous. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to the subject matter described herein. This Agreement may only be modified in writing and signed by an authorized representative of both parties. All waivers hereunder must be made in writing by a duly authorized representative of the party against whom the waiver is to operate, and failure at any time to require the other party’s performance of any obligation under this Agreement will not affect the right subsequently to require performance of that obligation. This Agreement will not be assigned or transferred by either party without the prior written consent of the other party. This Agreement may be executed in one or more counterparts, each of which may be signed and transmitted electronic delivery with the same validity as if it were an ink-signed document. Any notices under this Agreement must be in writing and sent by (i) express 24-hour guaranteed courier (e.g., Federal Express, UPS, etc.), (ii) hand-delivered or (iii) United States mail (postage-prepaid and registered or certified with a return receipt requested). The address of the parties for the receipt of notice will be as follows, and each party may change its address for notice by giving notice thereof in the manner provided herein:

if to the Company: Attn: Board Chair

Entravision Communications Corporation

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

with a required copy to: Attn: General Counsel

Entravision Communications Corporation

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

and

if to Consultant: Attn: Patricia Diaz Dennis, at the last known address in the Company’s records at the time.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective as of the date first set forth above.

“Company” Entravision Communications Corporation

By: /s/ Christopher Young

Name: Christopher Young

Title: Interim Chief Executive Officer and Chief Financial Officer

“Consultant” Patricia Diaz Dennis

By: /s/ Patricia Diaz Dennis

[Signature Page to Consulting Agreement]